Exhibit 99.1

EXHIBIT 99.1
NATIONAL HEALTH INVESTORS, INC.
INDEX TO FINANCIAL STATEMENT SCHEDULES

Schedule II - Valuation and Qualifying Accounts

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2017, 2016, AND 2015
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
	of Period	and Expenses[1]	Deductions	End of Period

For the year ended December 31, 2017
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2016
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2015
Loan loss allowance	$—	$—	$—	$—

1 In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down. In 2015, we received $491,000 as a secured creditor in the final settlement of a bankruptcy proceeding and recorded a recovery of a previous write-down.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Skilled Nursing Facilities
Anniston, AL	$—	$70	$4,477	$—	$70	$4,477	$4,547	$3,405	10/17/1991
Moulton, AL	—	25	688	—	25	688	713	688	10/17/1991
Avondale, AZ	—	453	6,678	—	453	6,678	7,131	3,722	8/13/1996
Brooksville, FL	—	1,217	16,166	—	1,217	16,166	17,383	3,199	2/1/2010
Crystal River, FL	—	912	12,117	—	912	12,117	13,029	2,398	2/1/2010
Dade City, FL	—	605	8,042	—	605	8,042	8,647	1,592	2/1/2010
Hudson, FL (2 facilities)	—	1,290	22,392	—	1,290	22,392	23,682	10,416	Various
Merritt Island, FL	—	701	8,869	—	701	8,869	9,570	7,126	10/17/1991
New Port Richey, FL	—	228	3,023	—	228	3,023	3,251	598	2/1/2010
Plant City, FL	—	405	8,777	—	405	8,777	9,182	6,995	10/17/1991
Stuart, FL	—	787	9,048	—	787	9,048	9,835	7,364	10/17/1991
Trenton, FL	—	851	11,312	—	851	11,312	12,163	2,239	2/1/2010
Glasgow, KY	—	33	2,110	—	33	2,110	2,143	2,053	10/17/1991
Greenfield, MA	—	370	4,341	—	370	4,341	4,711	496	8/30/2013
Holyoke, MA	—	110	944	—	110	944	1,054	113	8/30/2013
Quincy, MA	—	450	710	—	450	710	1,160	79	8/30/2013
Taunton, MA	—	900	5,906	—	900	5,906	6,806	681	8/30/2013
Desloge, MO	—	178	3,804	—	178	3,804	3,982	3,344	10/17/1991
Joplin, MO	—	175	4,034	—	175	4,034	4,209	2,795	10/17/1991
Kennett, MO	—	180	4,928	—	180	4,928	5,108	4,324	10/17/1991
Maryland Heights, MO	—	482	5,512	—	482	5,512	5,994	5,512	10/17/1991
St. Charles, MO	—	150	4,790	—	150	4,790	4,940	4,151	10/17/1991
Manchester, NH (2 facilities)	—	790	20,077	—	790	20,077	20,867	2,254	8/30/2013
Epsom, NH	—	630	2,191	—	630	2,191	2,821	262	8/30/2013
Albany, OR	—	190	10,415	—	190	10,415	10,605	1,193	3/31/2014
Creswell, OR	—	470	8,946	—	470	8,946	9,416	992	3/31/2014
Forest Grove, OR	—	540	11,848	—	540	11,848	12,388	1,307	3/31/2014
Anderson, SC	—	308	4,643	—	308	4,643	4,951	4,295	10/17/1991
Greenwood, SC	—	222	3,457	—	222	3,457	3,679	3,118	10/17/1991
Laurens, SC	—	42	3,426	—	42	3,426	3,468	2,903	10/17/1991
Orangeburg, SC	—	300	3,714	—	300	3,714	4,014	924	9/25/2008
Athens, TN	—	38	1,463	—	38	1,463	1,501	1,337	10/17/1991
Chattanooga, TN	—	143	2,309	—	143	2,309	2,452	2,205	10/17/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Dickson, TN	—	90	3,541	—	90	3,541	3,631	2,984	10/17/1991
Franklin, TN	—	47	1,130	—	47	1,130	1,177	1,048	10/17/1991
Hendersonville, TN	—	363	3,837	—	363	3,837	4,200	2,962	10/17/1991
Johnson City, TN	—	85	1,918	—	85	1,918	2,003	1,899	10/17/1991
Lewisburg, TN (2 facilities)	—	46	994	—	46	994	1,040	971	10/17/1991
McMinnville, TN	—	73	3,618	—	73	3,618	3,691	2,992	10/17/1991
Milan, TN	—	41	1,826	—	41	1,826	1,867	1,641	10/17/1991
Pulaski, TN	—	53	3,921	—	53	3,921	3,974	3,306	10/17/1991
Lawrenceburg, TN	—	98	2,900	—	98	2,900	2,998	2,268	10/17/1991
Dunlap, TN	—	35	3,679	—	35	3,679	3,714	2,956	10/17/1991
Smithville, TN	—	35	3,816	—	35	3,816	3,851	3,191	10/18/1991
Somerville, TN	—	26	677	—	26	677	703	678	10/19/1991
Sparta, TN	—	80	1,602	—	80	1,602	1,682	1,438	10/20/1991
Austin, TX	—	606	9,895	—	606	9,895	10,501	510	4/1/2016
Canton, TX	—	420	12,330	—	420	12,330	12,750	1,910	4/18/2013
Corinth, TX	—	1,075	13,935	—	1,075	13,935	15,010	2,321	4/18/2013
Ennis, TX	—	986	9,025	—	986	9,025	10,011	1,976	10/31/2011
Euless, TX	—	1,241	12,629	—	1,241	12,629	13,870	707	4/1/2016
Gladewater, TX	—	70	17,840	—	70	17,840	17,910	873	4/1/2016
Greenville, TX	—	1,800	13,948	—	1,800	13,948	15,748	2,746	10/31/2011
Houston, TX (3 facilities)	—	2,808	42,511	—	2,808	42,511	45,319	9,190	Various
Katy, TX	—	610	13,893	—	610	13,893	14,503	723	4/1/2016
Kyle, TX	—	1,096	12,279	—	1,096	12,279	13,375	2,408	6/11/2012
Marble Falls, TX	—	480	14,989	—	480	14,989	15,469	760	4/1/2016
McAllen, TX	—	1,175	8,259	—	1,175	8,259	9,434	471	4/1/2016
New Braunfels, TX	—	1,430	13,666	—	1,430	13,666	15,096	387	2/24/2017
San Antonio, TX (3 facilities)	—	2,370	40,054	—	2,370	40,054	42,424	4,757	Various
Bristol, VA	—	176	2,511	—	176	2,511	2,687	2,181	10/17/1991
	—	31,660	492,380	—	31,660	492,380	524,040	154,334

Assisted Living Facilities
Rainbow City, AL	—	670	11,330	—	670	11,330	12,000	1,393	10/31/2013
Gilbert, AZ	—	451	3,142	79	451	3,221	3,672	1,527	12/31/1998
Glendale, AZ	—	387	3,823	58	387	3,881	4,268	1,846	12/31/1998

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized						Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements		Total	Depreciation(B)	Constructed
Tucson, AZ (2 facilities)	—	919	6,656	190	919	6,846		7,765	3,243	12/31/1998
Sacramento, CA	—	660	10,840	—	660	10,840		11,500	1,131	6/1/2014
Bartow, FL	—	225	3,192	—	225	3,192		3,417	685	11/30/2010
Lakeland, FL	—	250	3,167	—	250	3,167		3,417	683	11/30/2010
Maitland, FL	—	1,687	5,428	—	1,687	5,428		7,115	3,244	8/6/1996
St. Cloud, FL	—	307	3,117	—	307	3,117		3,424	671	11/30/2010
Greensboro, GA	—	572	4,849	631	672	5,480		6,152	876	9/15/2011
Ames, IA	3,193	360	4,670	—	360	4,670		5,030	604	6/28/2013
Burlington, IA	3,901	200	8,374	—	200	8,374		8,574	1,086	6/28/2013
Cedar Falls, IA	3,887	260	4,700	30	260	4,730		4,990	626	6/28/2013
Clinton, IA	2,690	133	3,215	60	133	3,275		3,408	663	6/30/2010
Des Moines, IA	—	600	17,406	—	600	17,406		18,006	738	6/1/2016
Ft. Dodge, IA	4,008	100	7,208	—	100	7,208		7,308	913	6/28/2013
Iowa City, IA	2,442	297	2,725	33	297	2,758		3,055	628	6/30/2010
Marshalltown, IA	5,714	240	6,208	—	240	6,208		6,448	799	6/28/2013
Muscatine, IA	—	140	1,802	—	140	1,802		1,942	266	6/28/2013
Urbandale, IA	8,113	540	4,292	—	540	4,292		4,832	585	6/28/2013
Caldwell, ID	—	320	9,353	—	320	9,353		9,673	1,020	3/31/2014
Weiser, ID	—	20	2,433	—	20	2,433		2,453	319	12/21/2012
Aurora, IL	—	1,195	11,713	—	1,195	11,713		12,908	—	5/9/2017
Bolingbrook, IL	—	1,290	14,677	—	1,290	14,677		15,967	309	3/16/2017
Bourbonnais, IL	7,974	170	16,594	—	170	16,594		16,764	2,083	6/28/2013
Crystal Lake, IL (2 facilities)	—	1,060	30,043	—	1,060	30,043		31,103	989	Various
Moline, IL	3,896	250	5,630	—	250	5,630		5,880	734	6/28/2013
Oswego, IL	—	390	20,957	—	390	20,957		21,347	883	6/1/2016
Peoria, IL	4,071	403	4,532	224	403	4,756		5,159	1,066	10/19/2009
Quincy, IL	6,055	360	12,403	—	360	12,403		12,763	1,558	6/28/2013
Rockford, IL	6,412	390	12,575	—	390	12,575		12,965	1,624	6/28/2013
South Barrington, IL	—	1,610	13,456	—	1,610	13,456	—	15,066	289	3/16/2017
Springfield, IL	15,386	450	19,355	200	450	19,555		20,005	2,430	6/28/2013
St. Charles, IL	—	820	22,188	—	820	22,188		23,008	946	6/1/2016
Tinley Park, IL	—	1,622	11,354	—	1,622	11,354		12,976	548	6/23/2016
Carmel, IN	—	574	7,336	353	574	7,689		8,263	884	11/12/2014
Crawfordsville, IN	2,559	300	3,134	—	300	3,134		3,434	413	6/28/2013

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Crown Point, IN	—	791	7,020	227	791	7,247	8,038	1,082	10/30/2013
Greenwood, IN	—	463	6,810	245	463	7,055	7,518	1,064	11/7/2013
Lafayette, IN	—	546	4,583	—	546	4,583	5,129	912	6/30/2010
Wabash, IN	—	320	2,241	—	320	2,241	2,561	332	6/28/2013
Mission, KS	—	1,901	17,310	636	1,901	17,946	19,847	3,241	9/30/2012
Overland Park, KS	—	2,199	20,026	—	2,199	20,026	22,225	3,698	9/30/2012
Bastrop, LA	—	325	2,456	—	325	2,456	2,781	527	4/30/2011
Bossier City, LA	—	500	3,344	—	500	3,344	3,844	754	4/30/2011
Minden, LA	—	280	1,698	—	280	1,698	1,978	362	4/30/2011
West Monroe, LA	—	770	5,627	—	770	5,627	6,397	1,134	4/30/2011
Baltimore, MD	—	860	8,078	533	860	8,611	9,471	991	10/31/2013
Battle Creek, MI	2,970	398	3,093	197	398	3,290	3,688	751	10/19/2009
Lansing, MI (2 facilities)	6,442	1,360	17,766	174	1,360	17,940	19,300	1,968	10/19/2009
Midland, MI	5,612	504	6,612	162	504	6,774	7,278	1,459	10/19/2009
Saginaw, MI	3,695	248	4,212	162	248	4,374	4,622	974	10/19/2009
Champlin, MN	—	980	4,430	—	980	4,430	5,410	1,018	3/10/2010
Hugo, MN	—	400	3,800	—	400	3,800	4,200	857	3/10/2010
Maplewood, MN	—	1,700	6,510	—	1,700	6,510	8,210	1,486	3/10/2010
North Branch, MN	—	595	2,985	—	595	2,985	3,580	735	3/10/2010
Charlotte, NC	—	650	17,896	40	650	17,936	18,586	1,225	7/1/2015
Durham, NC	—	860	6,690	—	860	6,690	7,550	16	3/16/2017
Hendersonville, NC (2 facilities)	—	3,120	12,980	—	3,120	12,980	16,100	325	3/16/2017
Grand Island, NE	4,327	370	5,029	197	370	5,226	5,596	715	6/28/2013
Lincoln, NE	8,418	380	10,904	—	380	10,904	11,284	1,356	6/28/2013
Omaha, NE (2 facilities)	2,455	1,110	15,437	—	1,110	15,437	16,547	1,219	Various
Lancaster, OH	—	530	20,530	—	530	20,530	21,060	1,532	7/31/2015
Marysville, OH	—	1,250	13,950	—	1,250	13,950	15,200	1,907	7/1/2013
Middletown, OH	8,911	940	15,548	—	940	15,548	16,488	1,434	10/31/2014
McMinnville, OR	—	390	9,183	—	390	9,183	9,573	358	8/31/2016
Milwaukie, OR	—	370	5,283	64	370	5,347	5,717	458	9/30/2014
Ontario, OR (2 facilities)	—	428	6,128	—	428	6,128	6,556	808	12/21/2012
Portland, OR (2 facilities)	—	1,430	31,542	—	1,430	31,542	32,972	947	8/31/2015
Conway, SC	—	344	2,877	94	344	2,971	3,315	1,411	12/31/1998
Gallatin, TN	—	326	2,277	61	326	2,338	2,664	1,118	3/31/1999

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Kingsport, TN	—	354	2,568	66	354	2,634	2,988	1,249	12/31/1998
Tullahoma, TN	—	191	2,216	57	191	2,273	2,464	1,056	3/31/1999
Arlington, TX	—	450	4,555	—	450	4,555	5,005	111	3/16/2017
Rockwall, TX	—	1,250	10,562	—	1,250	10,562	11,812	233	3/16/2017
Fredericksburg, VA	—	1,615	9,271	—	1,615	9,271	10,886	369	9/20/2016
Midlothian, VA	—	1,646	8,635	—	1,646	8,635	10,281	340	10/31/2016
Suffolk, VA	—	1,022	9,320	—	1,022	9,320	10,342	43	Under Const.
Beaver Dam, WI	—	210	20,149	—	210	20,149	20,359	2,905	12/21/2012
	123,131	54,598	706,008	4,773	54,698	710,781	765,479	82,782

Independent Living Facilities
Rogers, AR	—	1,470	25,282	—	1,470	25,282	26,752	2,760	12/23/2013
Fort Smith, AR	—	590	22,447	—	590	22,447	23,037	2,449	12/23/2013
Pinole, CA	—	1,020	18,066	—	1,020	18,066	19,086	1,969	12/23/2013
West Covina, CA	—	940	20,280	—	940	20,280	21,220	2,180	12/23/2013
Hemet, CA	—	1,250	12,645	—	1,250	12,645	13,895	1,435	12/23/2013
Fresno, CA	—	420	10,899	—	420	10,899	11,319	1,252	12/23/2013
Merced, CA	—	350	18,712	—	350	18,712	19,062	2,050	12/23/2013
Roseville, CA	—	630	31,343	—	630	31,343	31,973	3,379	12/23/2013
Modesto, CA	—	1,170	22,673	—	1,170	22,673	23,843	2,439	12/23/2013
Athens, GA	—	910	31,940	—	910	31,940	32,850	3,442	12/23/2013
Columbus, GA	—	570	8,639	—	570	8,639	9,209	1,007	12/23/2013
Savannah, GA	—	1,200	15,851	—	1,200	15,851	17,051	1,758	12/23/2013
Boise, ID	—	400	12,422	—	400	12,422	12,822	1,379	12/23/2013
Fort Wayne, IN	—	310	12,864	—	310	12,864	13,174	1,468	12/23/2013
Kenner, LA	—	310	24,259	—	310	24,259	24,569	2,591	12/23/2013
St. Charles, MO	—	344	3,181	—	344	3,181	3,525	2,449	10/17/1991
Voorhees, NJ	—	670	23,710	—	670	23,710	24,380	2,543	12/23/2013
Gahanna, OH	—	920	22,919	—	920	22,919	23,839	2,515	12/23/2013
Broken Arrow, OK	—	2,660	18,476	—	2,660	18,476	21,136	2,052	12/23/2013
Tulsa, OK	18,283	1,980	32,620	—	1,980	32,620	34,600	76	12/1/2017
Newberg, OR	—	1,080	19,187	—	1,080	19,187	20,267	2,118	12/23/2013
Myrtle Beach, SC	—	1,310	26,229	—	1,310	26,229	27,539	2,819	12/23/2013
Greenville, SC	—	560	16,547	—	560	16,547	17,107	1,840	12/23/2013

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Johnson City, TN	—	55	4,077	—	55	4,077	4,132	2,870	10/17/1991
Chattanooga, TN	—	9	1,567	—	9	1,567	1,576	1,257	10/17/1991
Bellevue, WA	—	780	18,692	—	780	18,692	19,472	2,028	12/23/2013
Chehalis, WA	—	1,980	7,710	535	1,980	8,245	10,225	430	1/15/2016
Vancouver, WA (2 facilities)	—	1,740	23,411	—	1,740	23,411	25,151	2,631	12/23/2013
Yakima, WA	—	440	14,185	—	440	14,185	14,625	1,564	12/23/2013
	18,283	26,068	520,833	535	26,068	521,368	547,436	58,750

Senior Living Campuses
Loma Linda, CA	—	1,200	10,800	7,326	1,200	18,126	19,326	2,115	9/28/2012
North Branford, CT	—	7,724	62,568	—	7,724	62,568	70,292	2,090	6/1/2016
Maitland, FL	—	2,317	9,161	491	2,317	9,652	11,969	6,008	8/6/1996
West Palm Beach, FL	—	2,771	4,286	—	2,771	4,286	7,057	3,752	8/6/1996
Nampa, ID	—	243	4,182	—	243	4,182	4,425	2,356	8/13/1996
Indianapolis, IN	—	1,810	24,571	84	1,810	24,655	26,465	1,727	7/1/2015
Roscommon, MI	—	44	6,005	—	44	6,005	6,049	434	8/31/2015
Mt. Airy, NC	—	1,370	7,470	15	1,370	7,485	8,855	666	12/17/2014
McMinnville, OR	—	410	26,667	—	410	26,667	27,077	980	8/31/2016
Madison, TN	—	920	21,826	276	920	22,102	23,022	1,533	7/1/2015
Silverdale, WA	—	1,750	23,860	2,167	1,750	26,027	27,777	3,915	8/16/2012
	—	20,559	201,396	10,359	20,559	211,755	232,314	25,576

Entrance-Fee Communities
Bridgeport, CT	—	4,320	23,494	2,773	4,320	26,267	30,587	1,204	6/1/2016
Southbury, CT	—	10,320	17,143	2,713	10,320	19,856	30,176	841	11/8/2016
Fernandina Beach, FL	—	1,430	63,420	248	1,430	63,668	65,098	5,295	12/17/2014
St. Simons Island, GA	—	8,770	38,070	121	8,770	38,191	46,961	3,320	12/17/2014
Winston-Salem, NC	—	8,700	73,920	—	8,700	73,920	82,620	6,205	12/17/2014
Greenville, SC	—	5,850	90,760	—	5,850	90,760	96,610	7,516	12/17/2014
Myrtle Beach, SC	—	3,910	82,140	—	3,910	82,140	86,050	6,969	12/17/2014
Pawleys Island, SC	—	1,480	38,620	30	1,480	38,650	40,130	3,412	12/17/2014
Spartanburg, SC	—	900	49,190	557	900	49,747	50,647	4,206	12/17/2014
	—	45,680	476,757	6,442	45,680	483,199	528,879	38,968

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Medical Office Buildings
Crestview, FL	—	165	3,349	—	165	3,349	3,514	2,381	6/30/1993
Pasadena, TX	—	631	6,341	—	631	6,341	6,972	4,658	1/1/1995
	—	796	9,690	—	796	9,690	10,486	7,039

Hospitals
La Mesa, CA	—	4,180	8,320	—	4,180	8,320	12,500	2,302	3/10/2010
Jackson, KY	—	540	10,163	7,899	540	18,062	18,602	7,437	6/12/1992
Murfreesboro, TN	—	7,284	17,585	—	7,284	17,585	24,869	2,309	10/1/2012
	—	12,004	36,068	7,899	12,004	43,967	55,971	12,048
Total continuing operations properties	141,414	191,365	2,443,132	30,008	191,465	2,473,140	2,664,605	379,497

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(A) See the notes to the consolidated financial statements.
(B) Depreciation is calculated using estimated useful lives up to 40 years for all completed facilities.
(C) Subsequent to NHC’s transfer of the original real estate properties in 1991, we have purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(D) At December 31, 2017, the tax basis of the Company’s net real estate assets was $2,280,260,000.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015
(in thousands)
	December 31,
	2017	2016	2015
Investment in Real Estate:
Balance at beginning of period	$2,472,854	$2,095,866	$1,988,849
Additions through cash expenditures	175,793	394,737	124,113
Change in property additions in accounts payable	(1,855)	(430)	1,076
Contingent consideration and related settlement, net	—	—	(2,250)
Conversion of mortgage note receivable to real estate	—	9,753	255
Additions through reclassification of deposit	—	227	—
Additions through assumption of debt	18,311	—	—
Tenant investment in leased asset	1,250	—	—
Sale of properties for cash	(450)	(27,299)	(13,563)
Reclassification to assets held for sale	—	—	(2,614)
Balance at end of period	$2,665,903	$2,472,854	$2,095,866

Accumulated Depreciation:
Balance at beginning of period	$313,080	$259,059	$212,300
Addition charged to costs and expenses	67,173	59,525	53,123
Sale of properties	(51)	(5,504)	(5,096)
Reclassification to assets held for sale	—	—	(1,268)
Balance at end of period	$380,202	$313,080	$259,059

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2017
			Monthly				Amount Subject To
	Interest	Maturity	Payment	Prior	Original	Carrying	Delinquent Principal
	Rate	Date	Terms	Liens	Face Amount	Amount	or Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Virginia Beach, VA	8.0%	2031	$31,000		3,814	2,532
Lexington, VA	8.0%	2032	$21,000		3,089	1,824
Brookneal, VA	8.0%	2031	$21,000		2,780	1,785
Laurel Fork, VA	8.0%	2030	$20,000		2,672	1,698

Assisted living facilities:
Oviedo, FL	8.25%	2021	Interest Only		10,000	10,000
Rye, NH	8.0%	2022	Interest Only		10,000	9,908

Construction Loan:
Gurnee, IL	9.0%	2021	Interest Only		11,096	11,096
Shelby Township, MI	9.0%	2022	Interest Only		4,462	4,462
Issaquah, WA	8.0%	2020	Interest Only		94,500	1,183
Issaquah, WA	6.75%	2025	Interest Only		42,944	53,622

						$98,110	$—

At December 31, 2017, the tax basis of our mortgage loans on real estate was $98,110,000. Balloon payments on our interest only mortgage receivables are equivalent to the carrying amounts listed above except for unamortized commitment fees of $92,000 and $770,000 for Rye, NH and Issaquah, WA, respectively.

See the notes to our consolidated financial statements for more information on our mortgage loan receivables.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015
(in thousands)
	December 31,
	2017	2016	2015
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$99,179	$101,124	$34,850
Additions:
New mortgage loans	33,823	66,446	83,411
Amortization of loan discount and commitment fees	1,005	669	336
Total Additions	34,828	67,115	83,747

Deductions:
Loan commitment fees received	—	—	1,545
Collection of principal, less recoveries of previous write-downs	35,897	69,060	15,928
Total Deductions	35,897	69,060	17,473

Balance at end of period	$98,110	$99,179	$101,124